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INDEPENDENT AUDITORS' CONSENT
                               (WEAVER & TIDWELL)


To the Board of Directors and Stockholders of Cubic Energy, Inc.


We hereby consent to the incorporation in the annual report on Form 10-KSB under the Securities Exchange Act of 1934 of Cubic Energy, Inc. for the year ended June 30, 2000, of our report dated September 22, 1999, on the financial statements of Roseland Oil and Gas, Inc. for the years ended June 30, 1999 and 1998, insofar as such annual report relates to the financial statements of Roseland Oil and Gas, Inc. for the years ended June 30, 1999 and 1998.



                                            /s/ Weaver & Tidwell, L.L.P.

                                            WEAVER & TIDWELL, L.L.P.


Dallas, Texas
September 25, 2000